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EXHIBIT 21   SUBSIDIARIES OF THE REGISTRANT

The following table sets forth information with respect to the subsidiaries of Ampal, their respective states of organization and the percentage of voting securities owned as of December 31, 1998:

                                                                                                              PERCENTAGE
                                                                                                          VOTING SECURITIES
        NAME OF                        RELATIONSHIP                               STATE OF                     OWNED BY
        COMPANY                          TO AMPAL                               ORGANIZATION               IMMEDIATE PARENT
        -------                          --------                               ------------               ----------------
Ampal Communications, Inc.             Subsidiary                                   Delaware                    100
Ampal Communications                   Subsidiary of                                Israel                      100
  Holding Company Ltd.                   Ampal Communications, Inc.
Ampal Communications                   Subsidiary of Ampal                          Israel                      100(1)
  Limited Partnership                    Communications Holding
                                         Company Ltd.
Ampal Development                      Subsidiary of                                Israel                       90(2)
  (Israel) Ltd.                          Ampal (Israel) Ltd.
Ampal Enterprises Ltd.                 Subsidiary of Ampal                          Israel                       99.9(3)
                                         Development(Israel) Ltd.
Ampal Financial                        Subsidiary of                                Israel                       51(4)
  Services Ltd.                          Ampal (Israel) Ltd.
Ampal Holdings (1991)                  Subsidiary of                                Israel                       99.9(5)
  Ltd.                                   Ampal Industries, Inc.
Ampal Industries, Inc.                 Subsidiary                                   Delaware                    100
Ampal Industries                       Subsidiary of Ampal                          Israel                      100
  (Israel) Ltd.                          Industries, Inc.
Ampal (Israel) Ltd.                    Subsidiary                                   Israel                      100
Ampal Leasing                          Subsidiary                                   Delaware                    100
  Corporation
Ampal Properties Ltd.                  Subsidiary of Ampal                          Israel                       99(6)
                                         Industries (Israel) Ltd.
Ampal Protected                        Subsidiary of Ampal                          Israel                       99.9(7)
  Housing (1995) Ltd.                    Industries, Inc.
Ampal Realty Corporation               Subsidiary of                                New York                    100
                                         Ampal (Israel) Ltd.
Ampal Sciences, Inc.                   Subsidiary of                                Delaware                    100
                                         Ampal Industries, Inc.
Country Club                           Subsidiary of Ampal                          Israel                       51
  Kfar Saba Ltd.                         Industries, Inc.
Nir Ltd.                               Subsidiary of Ampal                          Israel                       99.96
                                         Development (Israel) Ltd.
Paradise Industries Ltd.               Subsidiary of Ampal                          Israel                       85.1
                                         Properties Ltd.


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(1)  Ampal Communications Holding Company Ltd. is the sole general partner of the limited partnership.

(2)  The remaining 10% of the voting securities is owned by Ampal.

(3)  The remaining .1% is owned by Nir Ltd.

(4)  The remaining 49% is owned by Ampal.

(5)  The remaining .1% is owned by Ampal.

(6)  The remaining 1% is owned by Ampal (Israel) Ltd.

(7)  The remaining .1% is owned by Ampal (Israel) Ltd.